Exhibit 23
                                                                      ----------

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 2-85614, No. 2-89950, No. 33-28715, No.
333-09675, No. 333-19685 and No. 333-57251) and the Registration Statements on Form S-8 (No. 333-43445, No. 2-92786, No. 2-92800, No. 33-1667, No. 33-10658,
No. 33-53869, No. 33-35918, No. 33-53871, No. 33-53867, No. 33-42789,
No. 33-52009, No. 33-60153 and No. 333-05235) of GenRad, Inc. of our report dated July 2, 1998 relating to the financial statements of Industrial Computer Corporation, which appears in this Current Report on Form 8-K of GenRad, Inc. dated July 9, 1998.

                                       /s/ PricewaterhouseCoopers LLP
                                       ------------------------------
                                       PricewaterhouseCoopers LLP

Boston, Massachusetts
July 9, 1998